                                                                      Exhibit 21

                           INTERNATIONAL PAPER COMPANY
                      SUBSIDIARIES AS OF DECEMBER 31, 2003

The following table lists the names of certain subsidiaries of International Paper Company. The table omits names of certain subsidiaries since the omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2003.

                                                               State or
                                                           Jurisdiction of
U.S. Subsidiaries                                           Incorporation
-----------------                                          ---------------
IP Pacific Timberlands, Inc. (Including subsidiaries)        Delaware

Federal Forestlands, Inc. (Including subsidiaries)           Delaware

The Branigar Organization, Inc. (Including subsidiaries)     Illinois

Non-U.S. Subsidiaries

Carter Holt Harvey Limited (Including subsidiaries)          New Zealand

Weldwood of Canada Limited (Including subsidiaries)          Canada

International Paper Do Brasil Ltda.                          Brazil

International Paper Investments (France) S.A.S.              France
   (Including Subsidiaries)